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EXHIBIT 23.1






                          INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation by reference in this Registration Statement of American Oriental Bioengineering, Inc. on Form S-8 of our report dated March 15, 2003, incorporated in the Annual Report on Form 10-KSB of American Oriental Bioengineering, Inc. for the year ended December 31, 2002.



Thomas Leger & Co., L.L.P.
Houston, Texas
October 17, 2003